23(d)(19)b
Amendment dated May 1, 2009 to Sub-Advisory Agreement on behalf of Transamerica Van Kampen Large Cap Core VP and Transamerica Van Kampen Active International Allocation VP

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
TRANSAMERICA ASSET MANAGEMENT, INC. AND
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
THIS AMENDMENT is made as of May 1, 2009 to the Sub-Advisory Agreement dated May 1, 2002, as amended, (the “Agreement”), between Transamerica Asset Management, Inc. and Morgan Stanley Investment Management Inc. (the “Sub-Adviser”) on behalf of Transamerica Van Kampen Active International Allocation VP, Transamerica Van Kampen Large Cap Core VP, and Transamerica Capital Guardian U.S. Equity VP, separate series of Transamerica Series Trust (the “Trust”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	Schedule A. Schedule A to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule A, and all references in the Agreement to Schedule A shall be deemed to refer to the attached Schedule A.
2.	Schedule B. Schedule B to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule B and all references in the Agreement to Schedule B shall be deemed to refer to the attached Schedule B.
In all other respects, the Sub-Advisory Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.
The parties hereto have caused this amendment to be executed as of May 1, 2009.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name: Christopher A. Staples
Title: Senior Vice President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:

Name:

Title:

SUB-ADVISORY AGREEMENT
SCHEDULE A
as of May 1, 2009
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP

SUB-ADVISORY AGREEMENT
SCHEDULE B
as of May 1, 2009
Transamerica Asset Management, Inc. shall pay an annual fee to Morgan Stanley Investment Management Inc., pursuant to Section 4 of this Agreement, for each of the Portfolio(s) identified below, based on the following calculations:
Transamerica Van Kampen Active International Allocation VP
     0.45% up to $250 million;
     0.40% over $250 million up to $500 million;
     0.35% over $500 million up to $1 billion; and
     0.325% in excess of $1 billion
Transamerica Van Kampen Large Cap Core VP
            0.30% on all assets